SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

United Financial Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52947	74-3242562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

95 Elm Street, West Springfield, Massachusetts 01089

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code): (413) 787-1700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2012, United Financial Bancorp, Inc. (the “Company”), the parent company of United Bank, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with New England Bancshares, Inc. (“NEBS”), the parent company of New England Bank, pursuant to which NEBS will merge with and into the Company. As part of the transaction, New England Bank will also merge with and into United Bank.

Under the terms of the Merger Agreement, at the effective time of the merger, each share of NEBS common stock will be converted into the right to receive 0.9575 of a share of Company common stock.

Following the consummation of the transactions contemplated by the Merger Agreement, two members of the NEBS board of directors, including David J. O’Connor, current President and Chief Executive Officer of NEBS, will join the Company’s board of directors. In addition, each director of NEBS has agreed in writing to vote his shares of NEBS stock in support of the proposed transaction.

The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the merger by shareholders of the Company and NEBS. The Merger Agreement contains provisions that provide for the termination of the Merger Agreement in certain circumstances, and such provisions may require NEBS to pay the Company a termination fee of $3.2 million. Currently, the merger is expected to be completed in the fourth quarter of 2012.

The Merger Agreement contains usual and customary representations and warranties that the parties to the Merger Agreement made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of the definitive agreement, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety. In addition, a copy of the joint press release announcing the execution of the definitive agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 7.01	Regulation FD Disclosure.

On May 31, 2012, the Company will conduct a conference call regarding the transaction. Pursuant to Regulation FD, the presentation materials to be used on that call are attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

2.1	Agreement and Plan of Merger by and among United Financial Bancorp, Inc. and New England Bancshares, Inc., dated as of May 30, 2012*

99.1	Joint Press Release dated May 31, 2012

99.2	Presentation Materials

*	The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED FINANCIAL BANCORP, INC.

Date: May 31, 2012	By:	/s/ Richard B. Collins
Richard B. Collins
President and Chief Executive Officer